EMPLOYMENT AGREEMENT

This Employment Agreement (the “Employment Agreement”) is made as of November 26, 2020 by and between
Kaltura Ltd., Company Number 5-1391737-7, an Israeli company, having its principal place of business at 2 Shoham St. Ramat Gan, Israel (the “Company”), and Natan Israeli holder of an Israeli ID number 029075066 (the “Employee”).
WHEREAS,     the Company wishes to employ the Employee, and the Employee agrees to be employed by the Company, as, 11/26/2020 (the “Effective Date”) and throughout the Term (as such term is defined below), all in accordance with the terms and conditions set forth in this Employment Agreement; and
WHEREAS,     the Employee represents that he has significant expertise and knowledge with regard to the Position (as defined below).
NOW, THEREFORE, in consideration of the mutual premises, covenants and other agreements contained herein, the parties hereby agree as follows:

    1     General
    1.1     The preamble to this Employment Agreement constitutes an integral part thereof.
1.2         The appendices to this Employment Agreement are an integral part thereof and are hereby incorporated by reference.
1.3     The headings in this Employment Agreement are for the purpose of convenience only and shall not be used for the purposes of interpretation.
1.4    In this Employment Agreement words referring to a male employee are intended also for a female employee.

2Employment and Position.
2.1The Employee’s employment with the Company shall commence on the Effective Date and shall continue for an unlimited period, in accordance with the provisions of this Employment Agreement
2.2The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by Company in the position as described in Exhibit A hereto (the “Position”). The Employee shall have such authority as shall be delegated to him/her by the authorized representative(s) of the Company from time to time. The Company may, at its sole discretion, change the Position, the scope of authority, the content of the Position and its definitions, and/or to ask the Employee to render services out of the scope of the Position.

2.3The Employee shall report regularly to the person set forth in Exhibit A hereto, or to any other person or position as Company, at its sole discretion, shall instruct the Employee from time to time (the “Direct Manager”).
3Employee’s Duties.
3.1The Employee affirms and undertakes throughout the term of this Agreement:
3.1.1To devote his entire working time, know-how, expertise, talent, experience and best efforts to the business and affairs of the Company and to perform his/her duties and functions diligently and skillfully with the utmost expertise and devotion.
3.1.2Not to receive, at any time, whether during the term of this Agreement and/or at any time thereafter, directly or indirectly, any payment, benefit and/or other consideration, from any third party in connection with her employment with the Company, without the Company’s prior written authorization.

3.1.3To immediately and without delay inform the Company of any affairs and/or matters that might constitute a conflict of interest with Employee’s Position and/or employment with Company (including its affiliates) and/or the interests of the Company (including its affiliates).
3.1.4Not, without the prior written consent of the Company, to undertake or accept any other paid or unpaid employment or occupation or engage in or be associated with, directly or indirectly, any other businesses, duties or pursuits except for de minimis non-commercial or non-business activities.

3.1.5To comply with all the Company's regulations, work-rules, policies, procedures and objectives, as shall be in effect from time to time (the “Company’s Rules”). In the event of inconsistency or contradiction between the provisions of this Employment Agreement and the Company’s Rules, this Agreement shall prevail.
3.1.6To comply with any applicable law or provision, pertaining to his employment, including, without limitation, the Company’s Rules for Prevention of Sexual Harassment at the Workplace.
3.1.7To the transfer of any information related to the Employee and held by the Company to a database (including a database located abroad) and to any other person or entity, as the Company shall deem necessary and reasonable for business purposes or to pursue the Company's business interests.
3.2This Employment Agreement is confidential and therefore the Employee shall not disclose this Employment Agreement as a whole, or any part thereof, to any third party (not including the Employee's spouse, attorney or tax advisor), including, without limitation, to any other employee of the Company
3.3The company is aware that the Employee's prior job before joining Kaltura, was the CEO of "Ambar A.M. Entrepreneurship Ltd". As such, the employee will have to perform a few remaining chores and duties in the coming year, as a part of his prior obligations to Ambar Ltd.
    4     Time and Attention
4.1 In general, work for the Company shall be performed on Sunday through Thursday, unless determined and instructed otherwise by the Company, as set forth hereunder. A regular workday with the Company, other than Sunday shall consist of 8.6 hours, not including a daily break which shall be taken by the Employee, and which shall be the Employee's responsibility to take. Sunday shall consist of 7.6 hours, no including a daily break. Saturday shall be the Employee's recognized and official rest day.
4.2 Per the requirements under applicable law, the Employee shall cooperate with the Company in maintaining a record of the number of hours of work performed, in accordance with the Company's Rules and instructions.
4.3 Employee agrees and acknowledges that due to the Employee's senior managerial position in the Company, the special personal trust involved in the position in which the Employee shall be employed, and the inability to monitor the Employee’s actual work hours, the Hours of Work and Rest Law, 1951 (the “Hours of Work and Rest Law”) shall not apply to the Employee. The Employee acknowledges that the set amount of the Monthly Salary (as defined hereunder), as well as all other compensation and benefits provided to the Employee by the Company, as agreed upon between the Employee and the Company, reflect the requirements of the position to work additional and irregular hours and days. Accordingly, the Employee shall not be entitled to claim or receive payments or any additional pay for work performed at overtime hours, nights, weekends, or at any other times in which the Hours of Work and Rest Law requires payment of special payments (to employees who are not in a position such as the position of the Employee).
    5     Term and Termination
5.1 Employee’s employment under this Employment Agreement shall commence on the Effective Date and shall remain in full force and effect unless terminated in accordance with the terms and conditions herein (the “Term”).
5.2 Either the Company or Employee may terminate the Employee's employment by providing prior written notice in the number of days set forth in Exhibit A hereto (the “Notice Period”). During the Notice Period, whether notice has been given by the Employee or by the Company, the Employee shall continue to work unless instructed otherwise by the Company and shall cooperate with the Company and use his best efforts to assist the integration into the Company organization of the person or persons who will assume the Employee's responsibilities and duties.

5.3     Nonetheless, the Company shall be entitled, but not obligated, at any time prior to the expiration of the Notice Period, at its sole discretion: (i) to waive the Employee’s actual work during the Notice Period, in which event the Company shall pay to the Employee during the remainder of the Notice Period the payments payable to the Employee under Section 6 below; or (ii) to immediately terminate this Employment Agreement and the employment relationship, at any time prior to the expiration of the Notice Period, in which event the Company shall pay the Employee upon termination of the Employment Agreement and the employment relationship the value of the Monthly Salary during the remainder of the Notice Period.
5.4 Notwithstanding the foregoing, the Company may immediately terminate this Employment Agreement and the employment relationship at any time for ‘Cause’ (as defined below) without Notice Period or any compensation in lieu of Notice Period and/or severance pay (subject to applicable law). For the purpose of this Employment Agreement, “Cause” means: (i) the Employee’s breach of trust or fiduciary duties, including but not limited to theft, embezzlement, self-dealing, or breach of the provisions of the IP Agreement (as defined below); (ii) any willful failure to perform or failure to perform competently any of the Employee's material functions or duties hereunder (including violation of the Company’s Rules), or other breach of this Employment Agreement, which, if capable of cure, was not cured within five (5) days of receipt by the Employee of written notice thereof; (iii) an event in which the Employee deliberately or gross negligently causes harm to the Company's business affairs or reputation; (iv) conviction of, or entry of any plea of guilty or nolo contendere by, the Employee for any felony or other lesser crime that would require removal from his position at the Company (e.g., any alcohol or drug related misdemeanor); (v) personal dishonesty; (vi) willful misconduct; (vii) other cause justifying termination or dismissal without severance payment under applicable law; or (viii) if the Employee has provided the Company with false information about past career and/or education during the recruiting phase.
    6     Salary and Social Benefits
6.1      Commencing from the Effective Date and during the Term, in consideration for the fulfillment of the
Employee’s work and other obligations set forth in this Employment Agreement, the Company shall pay the Employee a gross monthly salary in the amount as set forth in Exhibit A hereto.
6.2     The Monthly Salary shall be paid to the Employee no later than the 9th day of the following month.
6.3     Pension Plan: The Company and the Employee will obtain and maintain Managers’ Insurance or a Pension
Fund, or combination of both (per the Employee’s preference) per the Employee's choice (the “Pension Plan”). The contributions to the Pension Plan shall be as detailed below:
6.3.1 In the event that the Pension Plan is a Pension Fund : The Company shall contribute an amount equal to 14.833% of the Monthly Salary as follows (the “Company’s Contribution”): (i) 6.5% of the Monthly Salary toward the premiums payable; and (ii) 8.33% of the Monthly Salary towards severance. The Employee shall contribute 6% of the Monthly Salary payment toward the premiums payable (the “Employee’s Contribution”).
6.3.2 In the event that the Pension Plan is Managers’ Insurance: the Company shall contribute up to 15.833% as follows (the “Company’s Contribution”): (i) 8.33% of the Monthly Salary towards severance; (ii) the difference between 6.5% of the Monthly Salary and the actual percentage of the Monthly Salary contributed towards Disability Insurance (as described below) shall go towards premium payable (provided that the Company’s contribution towards premium payable are not less than 5% of the Monthly Salary); and (iii) “Disability Insurance” - The Company shall purchase the Employee a Disability Insurance at the cost of 2.5% of the Monthly Salary or at such rate that will entitle him to a disability pension of 75% of his Monthly Salary, whichever is lesser. (the “Company’s Contribution”). The Employee shall contribute 6% of the Monthly Salary payment toward the premiums payable in respect of Managers’ Insurance (the “Employee’s Contribution”).

6.3.3 If the Employee chose to combine Managers’ Insurance and Pension Fund, the terms, structure and percentages, as defined above, with respect to Managers’ Insurance and Pension Fund shall apply, proportionally, to the portions of the Employee’s salary which the Employee chose to insure in Managers’ Insurance and Pension Fund.
6.3.4 For clarity’s sake, the abovementioned contributions to the Employee’s Pension Plan may be changed from time to time per the applicable law.

6.4 It is agreed and warranted between the parties that the Company’s provisions to the severance component are in lieu of severance pay, in accordance with the provisions of the General Approval regarding Employers’ Payments to a Pension Fund and Insurance Fund in lieu of Severance Pay issued by virtue of Section 14 of the Severance Pay Law 5723-1963 by the Labor Minister, dated June 30, 1998 (as amended and as may be amended from time to time) (the “General Approval”). By signing this agreement, the parties are acknowledging their consent to applicability of the provisions of the General Approval, a copy of which is attached hereby as Exhibit C, together with an English translation of the same, attached hereto as Exhibit D, which constitutes an integral part hereof. In so far as amendments to the General Approval shall be necessary, according and subject to any law or regulations, the provisions of the amended General Approval shall prevail and replace the General Approval attached hereto as Exhibit C and Exhibit D.
6.5 The Company and the Employee shall open and maintain an education fund (“Keren Hishtalmut” in Hebrew) (the “Education Fund”). The Company shall contribute to the Education Fund an amount equal to seven and a half percent (7.5%) and the Employee shall contribute to such Education Fund an amount equal to two and a half percent (2.5%) of each Monthly Salary payment. Notwithstanding the above, the amounts contributed by the Company to the Education Fund will exceed the limit recognized by the Income Tax Authority from time to time. In any event, any tax liability related to the Education Fund shall be borne, exclusively, by the employee. The Employee hereby authorizes the Company to transfer to the Education Fund the amount of the employee's and the Company's contribution from each Monthly Salary payment.
6.6 The Employee shall be entitled to paid annual vacation days as set forth in Exhibit A hereto. Accumulation, execution and redemption of such annual vacation days shall be made in accordance with the applicable Company’s Rules, as may be amended from time to time.
6.7     It is explicitly acknowledged and agreed that the Monthly Salary includes mandatory travel expenses in accordance with applicable law and Employee shall not be entitled to receive any additional reimbursement of travel expenses.
6.8 The Employee shall be entitled to sick leave and convalescence payments (known as “Dmei Havra’a”) in accordance with the applicable law, extension orders and in accordance with the applicable Company’ Rules, as may be amended from time to time.
6.9 The Employee shall bring to the attention of his Direct Manager any call-up order for military reserve duty immediately upon receipt of the order.
    7     Bonus
7.1     The Employee shall be entitled to MBO incentive payments, according to the CEO’s decision.
7.2     The maximum Bonus payment per year shall be as follows:
7.2.1     The maximum Annual Bonus shall be 280,000 NIS (gross).
7.2.2     The maximum Annual Additional Stretch Bonus shall be 80,864 NIS (gross)
7.3 Employee’s entitlement to the Annual Bonus and Annual Additional Stretch Bonus shall be determined, for each calendar year, on the basis of Employee’s (and the Company’s) attainment of certain goals and objectives defined by the Company, which are set forth in the Employee’s annual Bonus Plan (the “Qualifying Objectives”).
7.4     The Company will pay the Employee a monthly amount of 16,333 NIS (gross) (“Monthly Bonus Amount”) which is the equivalent of 70% of the pro-rated maximum Annual Bonus.
7.5 At the end of Q2 of each calendar year, and again at the end of the calendar year, Company will assess attainment of the Qualifying Objectives, and will calculate Employee’s entitlement to the Bonus (or any portion thereof). In the event that Annual Bonus and Annual Additional Stretch Bonus attainment amounts exceed the aggregate Monthly Bonus Amounts paid during the applicable part of the calendar year, then the Employee shall be entitled to receive the balance, which will be paid in September (based on attainment calculated as of the end of Q2) and March of the subsequent calendar year (for attainment calculated as of the end of the applicable calendar year), respectively. If the applicable Annual Bonus and Annual Additional Stretch Bonus attainment amounts are lower than the aggregate Bonus amounts paid during the applicable calendar year, then such shortfall amount will be taken into account and deducted from Employee’s future Bonus payments.

7.6 If Employee’s employment is terminated prior to the end of a semi-annual term as set above, or if Employee was on notice period during the term and was not actively and fully performing all of his duties through the entire term, then the Employee shall not be entitled to the Bonus for such period.

7.7 Since Bonus payments, if paid, are conditional and discretionary payments, Bonus payments shall not be deemed to be part of the Employee’s salary and shall not be taken into account in the calculation of the Employee’s allocations to pension plan, education fund, severance pay, redemption of vacation, or any other employment related payment or benefit.
7.8 All Bonus payments shall be subject to all mandatory deductions and shall be deemed to be quoted in gross figures.
    8     Additional Benefits
8.1 Stock Options.
8.1.1 Following the date hereof, the management of the Company shall recommend to the Board of Directors of Kaltura, Inc., the Company’s parent company (“Kaltura”), to consider that Employee will participate in Kaltura’s 2017 Equity Incentive Plan and any applicable sub-plan (together the “Plan”), subject to its terms and conditions and such additional terms and conditions of an equity award agreement to be entered into between Employee and Kaltura, all as will be determined by the Board of Directors of Kaltura. Accordingly, subject to the approval of the Board of Directors of Kaltura, Employee will be granted the option to purchase up to 50,000 shares of common stock of Kaltura (the “Options”), at a price per share to be determined by the Board of Directors of Kaltura as the fair market value of such shares as of the applicable grant date.

8.1.2 The commencement date of the vesting schedule of the Options shall be the Effective Date (the “Vesting Commencement Date”). The Options shall vest and be exercisable over a four (4) year-period (“Vesting Period”) as follows: (i) 1/4 of the Options shall vest on the first anniversary of the Vesting Commencement Date (the “First Anniversary”); (ii) thereafter, additional 1/48 of the Options shall vest at the end of each subsequent month following the First Anniversary over a three (3) year-period; (iii) in accordance with the above and provided that Employee has been continuously engaged with the Company throughout the Vesting Period, all Options shall become fully vested by the fourth (4th) anniversary of the Vesting Commencement Date. Notwithstanding the foregoing, all unvested portions of the Options shall become fully vested and exercisable subject to the occurrence of the following “double trigger” conditions: (i) during Employee’s employment with the Company (or its subsidiary, parent, or another subsidiary of Kaltura), Kaltura consummates a Merger Transaction (as such term is defined in the Plan), and (ii) within 12 months following the closing of such Merger Transaction, Employee’s employment with the Company (or the entity that employs Employee after the consummation of the Merger Transaction) is terminated (a) by the Company (or by such entity that employs Employee) for any reason other than for Cause (as such term is defined in the Plan); or (b) by Employee for Good Reason. “Good Reason” means any of the following: (i) unless agreed to otherwise by Employee, the failure by the Company (or by such entity that employs Employee) to provide Employee with all or part of his agreed upon salary and/or any other benefits required under law and/or any other material breach by the Company (or by such entity that employs Employee) of any provision of the applicable employment agreement which breach, in each case, is not cured within five (5) days after the receipt of written notice by the Company (or by such entity that employs Employee) of a description of such breach, if the breach is curable; (ii) a reduction resulting in the value of Employee’s salary and/or the monetary value of Employee’s benefits, of more than 12.5%, unless such reductions are made in the same proportion as part of across-the-board salary reductions for substantially all other employees with a similar level; (iii) a substantial diminution in the nature or status of Employee’s responsibilities, duties, titles or reporting level (unless otherwise agreed to by Employee), provided, however, that notwithstanding the foregoing, for purposes of this subsection (iii), a substantial diminution in such nature or status shall not exist in the event that due to a Merger Transaction the Employee has authority and responsibility over a division, subsidiary or entity that is substantially similar in size to the division, subsidiary or entity over which Employee had authority and responsibility immediately prior to such Merger Transaction.

8.1.3 Employee acknowledges and agrees that Employee will be required to execute additional documents in compliance with any applicable law and the Plan, including, without limitation, an irrevocable proxy empowering a person designated by the Board of Directors of Kaltura to vote any and all shares underlying the Options, in its exclusive discretion. Any and all tax consequences arising from the grant and/or exercise of the Options to the Employee, from the payment for, or the subsequent disposition of, shares covered thereby or from any other event or act of the Company, Kaltura or of the Employee hereunder, shall be borne solely by the Employee, and the Employee will indemnify the Company and Kaltura and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including, without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax. The Employee hereby irrevocably authorizes the Company to deduct from any payment, which may be due to the Employee from the Company, any amount which the Employee may owe to the Company hereunder.
8.1.4 The Employee acknowledges and confirms that as of the Effective Date, the above provisions constitute the sole promise made by the Company with respect to the grant of options and any other equity securities of Kaltura to the Employee, in his capacity as an Employee and in any other capacity; provided that notwithstanding the foregoing, Employee acknowledges and agrees that Employee has no right to receive any such stock or options to acquire stock unless the grant is approved by the Board of Directors of Kaltura.
    9     Confidentiality, Non-Compete and Proprietary Rights
9.1 The Employee shall be required, as a condition to Employee's employment with the Company, to sign the NonCompetition, Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit B hereto (the “IP Agreement”).
9.2 Employee represents and warrants to the Company that he is aware that any breach of, or failure to comply with, the terms and conditions set forth in the IP Agreement, or part of them, will cause the Company or the Company’s affiliates serious and irreparable damage, and that no financial compensation can be an appropriate remedy to such damage. Therefore, Employee agrees, that if such a breach occurs, the Company, any of the Company’s affiliates or any of their designee(s) shall be entitled, without prejudice, to take all legal means necessary, and all and any injunctive relief as is necessary to restrain any continuing or further breach of this Agreement and the IP Agreement
9.3 For the removal of doubt, it is hereby clarified that the Employee‘s compensation under this Employment Agreement has been calculated to include special consideration for the commitments under Exhibit B and the Employee will not be entitled to any further consideration for such commitments, expressly including no entitlement to royalties for any Service Inventions as defined in Section 132 of the Patent Law, 1967 (the “Patent Law”). This clause constitutes an express waiver of my rights under Section 134 of the Patent Law.
9.4 To the extent the services, deliverables, Inventions (as defined in the IP Agreement) or any other work product provided by Employee include any software, computer code and/or firmware, any such services, deliverables, Inventions or work product shall not incorporate or include any Open Source (as defined below), unless explicitly approved in writing by Company in each instance. In addition, all services, deliverables, Inventions and any other work product provided by Employee shall on delivery be free of viruses, malicious code, time bombs, Trojan horses, back doors, drop dead devices, worms, or other code of any kind that may disable, erase, display any unauthorized message, permit unauthorized access, automatically or remotely stop software, code and/or firmware from operating, or otherwise impair the services, deliverables, Inventions or work product or the Company network or any part thereof. “Open Source” means any software that requires as a condition of its use, the modification and/or distribution of such software or other software incorporated into, derived from or distributed with such software be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (ii) redistributable at no charge.
10 Employee Representations and Warranties
10.1 The Employee represents and warrants to the Company that the execution and delivery of this Employment Agreement and the fulfillment of the terms hereof: (i) will not constitute a default under or breach of any agreement or other instrument to which he/she is a party or by which he is bound, including without limitation, any confidentiality, invention assignment or non-competition agreement; (ii) that no provision of any law, regulation, agreement or other document prohibits him/her from entering into this Employment Agreement; (iii) do not require the consent of any person or entity; and (iv) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee (other than any affiliate of the Company).
10.1 The Employee acknowledges that the Company is relying on the Employee's representations under this Section 8 upon entering into this Employment Agreement and any misrepresentation under this section by the Employee shall constitute a material breach of this Employment Agreement.
10.2 The Employee hereby agrees and acknowledges that he has read, understands and consents to the Company Computer Policy attached hereto as Exhibit E and incorporated herein by reference, and agrees to, concurrently with the execution of this Employment Agreement, to execute such form.
10.3 The Employee shall immediately and without delay inform the Company of any affairs and/or matters that might constitute a conflict of interest with the Employee’s Position and/or employment with Company and/or the interests of the Company.
11 General
11.1 This Employment Agreement, together with its Exhibit and Schedules, constitute the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent written document executed by both Employee and the Company.
11.2 The Company may assign or transfer this Employment Agreement or any right, claim or obligation provided herein subject to any applicable law, provided however that none of the Employee’s rights under this Agreement are thereby diminished. The obligations of the Employee hereunder shall not be assignable or delegable.
11.3 All notices, requests and other communications to any party hereunder shall be given or made in writing and faxed, emailed, mailed (by registered or certified mail) or delivered by hand to the respective party at the address set forth in the caption of this Employment Agreement or to such other address (or fax number or email address) as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective (a) if given by fax or email, one (1) business day after such fax is transmitted to the fax number or email address specified herein and the appropriate answerback is received, or (b) if given by any other means, when delivered at the address specified in the Employment Agreement.
11.4 This Employment Agreement shall be governed by, and construed and enforced in accordance with, the laws of Israel without giving effect to principles of conflicts of law thereof. The parties submit to the exclusive jurisdiction of the competent courts of Israel in any dispute related to this Employment Agreement.
11.5 The parties hereby confirm that this is a personal services contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any custom or practice of the Company in respect of any of its other employees or contractors.
11.6 This Employment Agreement includes the terms to be contained in, and constitutes, the written notice to be delivered to the Employee pursuant to the Notice to Employee Law (Terms of Employment), 2002. Accordingly, this Employment Agreement shall come in lieu of the notice that is required under the Notice to Employee Law.
IN WITNESS WHEREOF, the Company and the Employee have executed this Employment Agreement as of the date first appearing above.

Kaltura Ltd.		Employee

By:		By:
Name:	Sigal Srur		Natan Israeli
Title:	Chief Human Resources Officer

Exhibit A
Employment Terms

Set forth below is a table detailing the specific terms of your employment (the “Employment Terms”) with Kaltura Ltd., an Israeli company (the “Company”). Please review carefully both the “Employment Terms” and the terms and conditions of the Employment Agreement to which this Exhibit A is attached. Once you fully understand the terms and conditions set forth herein and agreed to all of the terms and conditions, you are kindly requested to sign the Employment Agreement and the ancillary forms attached thereto and return them to the Company. Your execution of this document constitutes your agreement to the Employment Agreement, including your Employment Terms. The Employment Terms set forth below are subject to the terms and conditions set forth in the Employment Agreement. Capitalized terms used but not defined herein shall have the meanings as ascribed to them under the Employment Agreement.

Employee Personal Details	Full Name: Natan Israeli I.D. Number: 029075066 Address: No. 60 Isachar street, Modiin Telephone Number (cell): E-mail: natanisr1234@gmail.com
Position	CCSO Chief Customer Services Officer
Direct Manager	CEO
Monthly Salary	Monthly Salary:	70,000NIS (gross)
Scope of Work	Full time

Notice Period (by the Company or the Employee)	60 days
Pension Plan	Entitled under Section 14 route. Per the terms detailed in the Employment Agreement.
Keren Hishtalmut (Education Fund)	Entitled. Company Contribution- 7.5% of the Monthly Salary Employee Contribution- 2.5% of the Monthly Salary
Vacation Days	23 workdays per year.
Sick Leave Days per Year	Per Applicable Law. Notwithstanding the aforementioned, Employee shall be entitled to full payment with regard to his Sick Days as of the first day of absence due to sick leave.
Recreation Days	Per Applicable Law.

IN WITNESS WHEREOF, the parties have executed these Employment Terms Agreement effective as of the Effective Date.

Kaltura Ltd.		Employee

By:		By:
Name:	Sigal Srur		Natan Israeli
Title:	Chief Human Resources Officer

ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT

THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made and entered into this 7 day of March 2021 by and between Kaltura Ltd., (the “Company”), and Natan Israeli (the “Employee”). The Company and the Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into an Employment Agreement dated 26 November 2020 (as subsequently amended from time to time (the “Employment Agreement”);
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.Bonus
a.The applicable Bonus for the 2021 calendar year shall be as follows:
i.The maximum Annual Bonus shall be NIS 280,000 (gross).
ii.The maximum Annual Additional Stretch Bonus shall be NIS 105,000 (gross)
b.Employee’s entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura Inc.’s board of directors.
c.As of January 2021 the Employee’s Monthly Bonus Amount shall be NIS 16,333 (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus) on account of the Annual Bonus (section 2.a.i above).
2.Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.

1
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.

Kaltura Ltd.		Employee

By:		By:
Name:	Sigal Srur		Natan Israeli
Title:	Chief Human Resources Officer

Amendment of the
Employment Agreement
This AMENDMENT (“Amendment”) to that certain individual Employment Agreement (as defined below), is made and entered into this 16th day of March, 2023, by and between Kaltura Ltd., a company organized under the laws of the State of Israel and having an office and principal place of business at Atrium Bldg., 22nd floor, 2 Ze’ev Jabotinsky Road, Ramat Gan, Israel (the “Company”) and Mr. Natan Israeli (the “Employee”).
Each of the above is referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS,
the Parties have entered into an individual employment agreement dated
November 26, 2020, in connection with the Employee’s employment by the Company, as from time to time amended (including on or about February 22, 2023) (the said agreement, together with all the exhibits, attachments and addendums thereto, and any amendments hereto or thereto in accordance with the provisions thereof or hereof, shell be referred to herein as the “Employment Agreement”); and

WHEREAS,	the Parties wish to amend the Employment Agreement in accordance with the terms herewith;
NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants contained in this Amendment and other good and valuable consideration (the receipt and adequacy of which are hereby mutually acknowledged), each of the Parties hereby agree as follows:
1.Definitions and Interpretation

1.1. Capitalized terms used but not otherwise defined herein having the respective meanings set forth in the Employment Agreement. All capitalized terms used but not defined hereinabove or in the Employment Agreement, shall have the meaning ascribed for then as in the recitals or as hereinbelow defined.
    1.2.     The preface to this Amendment constitutes an indivisible and integral part thereof.
1.3. The provisions of this Amendment are in addition to, and in amendment of, the provisions of the Employment Agreement and in the event of any discrepancy or inconsistency between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail. Any reference in the Employment Agreement or herein to “this Agreement” shall mean the Employment Agreement as amended by this Amendment.
2. Bonus
2.1. Commencing 2023 (inclusive), the Employee’s total attainable annual Bonus (namely, the 100% MBO OTB) shall be in an amount equal to 6.3 monthly salaries.
2.2. The Employee’s entitlement to an annual Bonus for the calendar year of 2023 shall be determined, for such year only, on the basis of the Employee’s and the Company’s attainment of certain goals and objectives defined by the Company, which are set forth in the Employee’s annual bonus plan according to Company’s 2023 Executive Compensation Plan as approved by the Company’s Compensation Committee on or about February 5, 2023, a summary of which is enclosed as Annex A hereof (the “2023 Executive Compensation Plan”).

Accordingly, subject to Section 2.3 hereof, the 2023 annual Bonus shall be as follows:
2.2.1. The potential maximum annual Bonus with respect to 100% attainment, satisfaction and performance against the 2023 Executive Compensation Plan’s targets and thresholds (namely, Individual Objectives and Company Financial Goals KPIs and OKRs) as elaborated in the 2023 Executive Compensation Plan, shall equal the gross amount of USD 150,391 (herein, the “Base OTB”).

2.2.2. The potential maximum annual Additional Stretch Bonus for overachievement against such goals (>100%), shall equal the gross amount of USD 56,396.
2.3. Notwithstanding anything to the contrary in the Employment Agreement or any other agreements, arrangements, undertakings, obligations, representations, warranties and/or understandings, either oral, in writing or otherwise, relating to the Employee’s employment and/or grant of services and/or any other engagement, entered into between the Parties, the monetary value of the Base OTB to which the Employee shall be entitled under the 2023 Executive Compensation Plan up to 100% attainment, shall be granted in the form of up to 79,153 Restricted Stock Units (as defined in the 2021 Kaltura, Inc. Incentive Award Plan and Israeli Sub-Plan; together, the “2021 Plan”), to be settled in shares in accordance with the calculation and vesting terms set forth in the 2023 Executive Compensation Plan (the “MBO RSUs”), while any excess entitlement earned by the Employee for MBO overachievement up to the maximum Annual Additional Stretch Bonus (i.e., >100% attainment of the applicable goals under the 2023 Executive Compensation Plan) will be paid in cash in accordance with the entitlement and payment terms set forth under the 2023 Executive Compensation Plan.
2.4. Except as set forth in this Amendment for the 2023 annual Bonus, the Employee’s entitlement to annual Bonus and Additional Stretch Bonus shall be determined, for each subsequent calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura, Inc.’s Board of Directors or Compensation Committee.
2.5. All Bonus payments, if any, shall be subject to all mandatory withholdings and deductions, and shall be deemed to be quoted in gross figures. In addition, all Bonus payments in currencies other than US Dollar (for 2023, the Additional Stretch Bonus payment) will be adjusted in accordance with the specific payment currency and US Dollar exchange rate that shall prevail as of the payment calculation date in accordance with the Company’s policies and procedures.
3.MBO RSUs Terms of Grant

Subject to the terms and provisions of the 2021 Plan, the 2023 Executive Compensation Plan and the applicable Award Agreement, the MBO RSUs (if and to the Extent the Employee shall be entitled to such) shall be subject to the following:
3.1. Grant Date: effective as of the effective date of the Compensation Committee’s approval of the 2023 Executive Compensation Plan, namely, February 5, 2023.
3.2. Vesting: Up to the maximum number of the MBO RSUs that were granted to the Employee will be eligible to vest in accordance with the satisfaction and performance against the 2023 Executive Compensation Plan’s targets and thresholds (namely, Individual Objectives and Company Financial Goals KPIs and OKRs), upon and subject to the eligibility of the Employee to the cash payment of the Annual Bonus but for the conversion thereof to MBO RSUs which shall be determined following the approval of the final audited results for FY-23 (no later than March 15, 2024), subject, however, to the continued employment of the Employee through December 31, 2023.
3.3. Contingencies: the MBO RSUs award shall be made pursuant to the 2021 Plan, the 2023 Executive Compensation Plan and the appropriate award agreement to be executed by the Employee and countersigned by Kaltura, Inc., and to the execution and delivery of all required agreements and instruments pursuant to the 2021 Plan and Kaltura, Inc.’s policies.
4. Additional Benefits

4.1. Subject to the approval of the Compensation Committee of the Board of Directors of
Kaltura, Inc., and the Employee’s continued employment by the Company through the applicable vesting date, the Company anticipates granting the Employee 455,921 RSUs as stipulated in the 2023 Executive Compensation Plan (herein, “LTI RSUs”).

4.2. The LTI RSUs, if awarded, will be governed by the terms and conditions of the Company’s 2021 Plan, the respective provisions of the 2023 Executive Compensation Plan and applicable award agreements.
Subject to the above, if and to the extent the Employee shall be granted LTI RSUs, then the grant thereof shall be subject to the following:
4.2.1. Grant Date: effective as of the effective date of the Compensation Committee’s approval of the 2023 Executive Compensation Plan, namely, February 5, 2023.

4.2.2.     Vesting: Three-year quarterly, commencing retroactively from January 1st, 2023.
4.2.3.     Contingencies: the LTI RSUs award shall be made pursuant to the 2021 Plan, the 2023 Executive Compensation Plan and the appropriate award agreement to be executed by the Employee and countersigned by Kaltura, Inc., and to the execution and delivery of all required agreements and instruments pursuant to the 2021 Plan and Kaltura, Inc.’s policies.
5.Miscellaneous

5.1. The Employment Agreement is hereby amended as expressly set out in this Amendment above, and all references and provisions relating to the subject matters of this Amendment, shall be read and interpreted in line with this Amendment and in a manner that will give full force and effect thereto, whether or not specified so herein. This Amendment shall be read together with the Employment Agreement as one agreement and, save as expressly amended by this Amendment, the Employment Agreement shall remain unaltered and in full force and effect.
5.2. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first hereinabove set forth:

Kaltura Ltd.		Employee

By:		By:
Name:	Sigal Srur		Natan Israeli
Title:	Chief Human Resources Officer

Amendment
of the
Employment Agreement

This AMENDMENT (“Amendment”) to that certain individual Employment Agreement (as defined below), is made and entered into this 20th day of February, 2024, by and between Kaltura Ltd., a company organized under the laws of the State of Israel and having an office and principal place of business at Allied Tower, 9 Ben-Gurion Road, Bnei-Brak, Israel 5126014 (the “Company”) and Mr. Natan Israeli (the “Employee”).
Each of the above is referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS,    the Parties have entered into an individual employment agreement dated November 26, 2020, in connection with the Employee’s employment by the Company, as from time to time amended (the said agreement, together with all the exhibits, attachments and addendums thereto, and any amendments hereto or thereto in accordance with the provisions thereof or hereof, shell be referred to herein as the “Employment Agreement”); and
WHEREAS,    the Parties wish to amend the Employment Agreement in accordance with the terms herewith;

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants contained in this Amendment and other good and valuable consideration (the receipt and adequacy of which are hereby mutually acknowledged), each of the Parties hereby agree as follows:

1.Definitions and Interpretation
1.1.Capitalized terms used but not otherwise defined herein having the respective meanings set forth in the Employment Agreement. All capitalized terms used but not defined hereinabove or in the Employment Agreement, shall have the meaning ascribed for then as in the recitals or as hereinbelow defined.
1.2.The preface to this Amendment constitutes an indivisible and integral part thereof.
1.3.The provisions of this Amendment are in addition to, and in amendment of, the provisions of the Employment Agreement and in the event of any discrepancy or inconsistency between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail. Any reference in the Employment Agreement or herein to “this Agreement” shall mean the Employment Agreement as amended by this Amendment.

2.Base Salary
2.1.Commencing as of January 1st, 2024, the Employee’s annual Base Salary shall be increased by a gross amount of NIS 178,500 (which is equal to $50,000 in accordance with $1.00/NIS3.57 exchange rate as was affixed by the Company for the purposes of your Employment Agreement, regardless such rate at the Effective Date of this Amendment) to a gross annual amount of NIS 1,102,500 (namely, an addition of NIS 14,875 gross per month to a total gross monthly Base Salary of NIS 91,875). To dispel doubt, the new Base Salay NIS amount as so affixed by the Company shall be deemed for all purposes as the amount by which your NIS gross Base Salary has been increased, and it shall not be linked or subject to any further NIS/USD exchange rate changes.

3.Bonus
3.1.The Employee’s entitlement to an annual Bonus for the calendar year of 2024 shall be determined, for such year only, on the basis of the Employee’s and Kaltura Inc. (the “US Parent”) attainment of certain goals and objectives defined by the US Parent, which are set forth in the Employee’s annual bonus plan according to US Parent’s 2024 Executive Compensation Plan as approved by the its Compensation Committee on or about February 14, 2024, a summary of which is enclosed as Annex A hereof (the “2024 Executive Compensation Plan”).
Accordingly, subject to the successive Subsections of this Section 3, the 2024 annual Bonus shall be as follows:
3.1.1.The potential maximum annual Bonus with respect to 100% attainment, satisfaction and performance against the 2024 Executive Compensation Plan’s targets and thresholds (namely, Individual Objectives and Company Financial Goals KPIs and OKRs) as elaborated in the 2024 Executive Compensation Plan, shall equal the gross amount of USD 309,000 (herein, the “Base OTB”).
3.1.2.The potential maximum annual Additional Stretch Bonus for overachievement against such goals (>100%), shall equal the gross amount of USD 116,000 (based on overstretch bonus of 137.5% of Base OTB).
3.2.Notwithstanding anything to the contrary in the Employment Agreement or any other agreements, arrangements, undertakings, obligations, representations, warranties and/or understandings, either oral, in writing or otherwise, relating to the Employee’s employment and/or grant of services and/or any other engagement, entered into between the Parties, the monetary value of the Base OTB to which the Employee shall be entitled under the 2024 Executive Compensation Plan up to 100% attainment, shall be granted in the form of up to 172,000 Restricted Stock Units (as defined in the 2021 Kaltura, Inc. Incentive Award Plan and Israeli Sub-Plan; together, the “2021 Plan”), to be settled in shares in accordance with the calculation and vesting terms set forth in the 2024 Executive Compensation Plan (the “MBO RSUs”), while any excess entitlement earned by the Employee for MBO overachievement up to the maximum Annual Additional Stretch Bonus (i.e., >100% attainment of the applicable goals under the 2024 Executive Compensation Plan) will be paid in cash in accordance with the entitlement and payment terms set forth under the 2024 Executive Compensation Plan.
3.3.Except as set forth in this Amendment for the 2024 annual Bonus, the Employee’s entitlement to annual Bonus and Additional Stretch Bonus shall be determined, for each subsequent calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura, Inc.’s Board of Directors or Compensation Committee.
3.4.All Bonus payments, if any, shall be subject to all mandatory withholdings and deductions, and shall be deemed to be quoted in gross figures. In addition, all Bonus payments in currencies other than US Dollar (for 2024, the Additional Stretch Bonus payment) will be adjusted in accordance with the specific payment currency and US Dollar exchange rate that shall prevail as of the payment calculation date in accordance with the Company’s policies and procedures.

4.MBO RSUs Terms of Grant
Subject to the terms and provisions of the 2021 Plan, the 2024 Executive Compensation Plan and the applicable Award Agreement, the MBO RSUs (if and to the Extent the Employee shall be entitled to such) shall be subject to the following:
4.1.Grant Date: effective as of the effective date of the Compensation Committee’s approval of the 2024 Executive Compensation Plan, namely, February 14, 2024.
4.2.Vesting: Up to the maximum number of the MBO RSUs that were granted to the Employee will be eligible to vest in accordance with the satisfaction and performance against the 2024 Executive Compensation Plan’s targets and thresholds (namely, Individual Objectives and Company Financial Goals KPIs and OKRs), upon and subject to the eligibility of the Employee to the cash payment of the Annual Bonus but for the conversion thereof to MBO RSUs which shall be determined following the approval of the final audited results for FY-2024 (no later than March 15, 2025), subject, however, to the continued employment of the Employee through December 31, 2024.
4.3.Contingencies: the MBO RSUs award shall be made pursuant to the 2021 Plan, the 2024 Executive Compensation Plan and the appropriate award agreement to be executed by the Employee and countersigned by Kaltura, Inc., and to the execution and delivery of all required agreements and instruments pursuant to the 2021 Plan and Kaltura, Inc.’s policies.
4.4.All other terms of grant as set forth in the 2024 Executive Compensation Plan and the Company’s Award Documents.

5.Additional Benefits
5.1.Subject to the approval of the Compensation Committee of the Board of Directors of Kaltura, Inc., and the Employee’s continued employment by the Company through the applicable vesting date, the Company anticipates granting the Employee 768,000 RSUs as stipulated in the 2024 Executive Compensation Plan (herein, “LTI RSUs”).
5.2.The LTI RSUs, if awarded, will be governed by the terms and conditions of the Company’s 2021 Plan, the respective provisions of the 2024 Executive Compensation Plan and applicable award agreements.
Subject to the above, if and to the extent the Employee shall be granted LTI RSUs, then the grant thereof shall be subject to the following:
5.2.1.Grant Date: effective as of the effective date of the Compensation Committee’s approval of the 2024 Executive Compensation Plan, namely, February 14, 2024.
5.2.2.Vesting: Three-year quarterly, commencing retroactively from January 1st, 2024.
5.2.3.Contingencies: the LTI RSUs award shall be made pursuant to the 2021 Plan, the 2024 Executive Compensation Plan and the appropriate award agreement to be executed by the Employee and countersigned by Kaltura, Inc., and to the execution and delivery of all required agreements and instruments pursuant to the 2021 Plan and Kaltura, Inc.’s policies.

6.Miscellaneous
6.1.The Employment Agreement is hereby amended as expressly set out in this Amendment above, and all references and provisions relating to the subject matters of this Amendment, shall be read and interpreted in line with this Amendment and in a manner that will give full force and effect thereto, whether or not specified so herein. This Amendment shall be read together with the Employment Agreement as one agreement and, save as expressly amended by this Amendment, the Employment Agreement shall remain unaltered and in full force and effect.
6.2.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first hereinabove set forth:

Kaltura Ltd.		Employee

By:		By:
Name:	Sigal Srur		Natan Israeli
Title:	Chief Human Resources Officer